UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2024

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2024, United Bankshares, Inc. (“United”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Piedmont Bancorp, Inc., a Georgia corporation (“Piedmont”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Piedmont will merge with and into United (the “Merger”), with United as the surviving corporation in the Merger. Immediately following the Merger, Piedmont’s wholly-owned subsidiary, The Piedmont Bank, a state bank chartered under the laws of the State of Georgia, will merge with and into United’s wholly-owned subsidiary, United Bank, a state bank chartered under the laws of the Commonwealth of Virginia (the “Bank Merger”), with United Bank as the surviving bank in the Bank Merger. The Merger Agreement was approved and adopted by the board of directors of each of United and Piedmont.

Piedmont is a well-capitalized, single bank holding company headquartered in Atlanta, Georgia with total assets of approximately $2.1 billion, total loans of approximately $1.7 billion, total liabilities of approximately $1.9 billion, total deposits of approximately $1.8 billion, and total shareholders’ equity of approximately $195 million as of March 31, 2024. Piedmont is the holding company for The Piedmont Bank, a Georgia state-chartered bank, with sixteen locations in the State of Georgia.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value, of Piedmont (“Piedmont Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares of Piedmont Common Stock held by dissenting Piedmont shareholders or held by United and its subsidiaries, will be converted into the right to receive, without interest, (a) 0.300 of a share (the “Exchange Ratio”) of common stock, $2.50 par value, of United (“United Common Stock” and such consideration is hereinafter referred to as the “Merger Consideration”) and (b) cash in lieu of fractional shares. It is anticipated that United will issue approximately 7,756,514 shares of United Common Stock to Piedmont shareholders as Merger Consideration.

Treatment of Piedmont Equity Awards

At the Effective Time, each option to purchase shares of Piedmont Common Stock (each, a “Piedmont Stock Option”) that is outstanding under the Piedmont Bancorp, Inc. 2009 Stock Option Plan (the “Piedmont Stock Plan”) immediately prior to the Effective Time, will, to the extent not vested, become fully vested and exercisable and will be canceled in consideration for the right to receive a lump sum cash payment with respect thereto equal to the product of: (i) the excess, if any, of the product of (A) the volume-weighted average of the closing sales price on Nasdaq of United Common Stock for the 10 full trading days ending on the second trading day immediately preceding the Effective Date (the “Average United Closing Price”) multiplied by (B) the Exchange Ratio, over the applicable exercise price of such Piedmont Stock Option; and (ii) the number of shares of Piedmont Common Stock subject to such Piedmont Stock Option, less any required withholding taxes.

At the Effective Time, each warrant to purchase shares of Piedmont Common Stock (each, a “Piedmont Stock Warrant”) that is outstanding under the Piedmont Stock Plan or individual award agreement immediately prior to the Effective Time, will, to the extent not vested, become fully vested and exercisable and canceled, and in consideration therefor, at the election of the holder (i) convert into a warrant to purchase shares of United common stock with adjustments to the exercise price and number of shares to take into account the Exchange Ratio or (ii) receive a lump sum cash payment with respect thereto equal to the product of: (A) the excess, if any, of the product of (x) the Average United Closing Price multiplied by (y) the Exchange Ratio, over the applicable exercise price of such Piedmont Stock Warrant; and (B) the number of shares of Piedmont Common Stock subject to such Piedmont Stock Warrant, less any required withholding taxes.

In addition, at the Effective Time, each restricted stock grant, restricted stock unit grant and any other award in respect of a share of Piedmont Common Stock subject to vesting, repurchase or other lapse restriction under a Piedmont Stock Plan that is outstanding immediately prior to the Effective Time other than a Piedmont Option or a Piedmont Stock Warrant (each, a “Piedmont Stock Award”) will become fully vested, be cancelled and converted automatically into the right to receive the Merger Consideration (with any fractional share being entitled to receive cash in lieu thereof) in respect of each share of Piedmont Common Stock underlying such Piedmont Stock Award, less any required withholding taxes.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both United and Piedmont, and each party has agreed to customary covenants. Piedmont has agreed to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time, to call a meeting of its shareholders to consider a proposal to approve the Merger Agreement and the transactions contemplated thereby (“Piedmont Shareholder Approval”) and, subject to certain exceptions, for the board of directors of Piedmont to recommend that its shareholders vote in favor of such approvals. Piedmont has also agreed to customary non-solicitation obligations relating to alternative acquisition proposals, subject to certain exceptions. In the event that Piedmont receives an acquisition proposal with respect to an alternative acquisition transaction that the Piedmont board of directors determines is superior to the Merger, United will have an opportunity to match the terms of such proposal, subject to certain requirements. United has agreed to file the registration statement on Form S-4 with the SEC as promptly as reasonably practicable and in any event within 75 days from the date of the Merger Agreement. Piedmont and United have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

Closing Conditions

The completion of the Merger and the Bank Merger are subject to customary conditions, including (1) receipt of Piedmont Shareholder Approval, (2) the admission for listing on the Nasdaq Stock Exchange of the shares of United Common Stock to be issued in the Merger, (3) receipt of required regulatory approvals from the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions and regulatory filings with the Georgia Department of Banking and Finance, (4) effectiveness of the registration statement on Form S-4 for United Common Stock to be issued in the Merger, and (5) the absence of any order, injunction, decree or other legal restraint prohibiting the completion of the Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement.

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Additionally, United’s obligation to consummate the Merger is subject to holders of no more than 10% of Piedmont Common Stock having exercised dissenter’s rights with respect to the Merger.

The Merger is expected to close in the fourth quarter of 2024 subject to the satisfaction of the above conditions.

Termination; Termination Fee

The Merger Agreement provides certain termination rights for both United and Piedmont, including the right of Piedmont to terminate if both (i) the average of the closing sale prices of United Common Stock (the “Average United Stock Price”), as reported on Nasdaq during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the latest of (A) the date on which the last regulatory approval necessary is received (and any statutory waiting period in respect thereof has expired) or (B) the date on which Piedmont shareholders approve the Merger (the “Determination Date”) is less than $27.42, and (ii) (1) the quotient of the Average United Stock Price divided by $34.27, is less than 80% of (2) the quotient of the average of the daily current market price of the KBW Regional Banking Index (the “Index”), for the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date divided by the closing price for the Index on May 9, 2024 of 101.76. If Piedmont elects to terminate under the provision described above, United has the option to increase the Exchange Ratio or pay an additional cash payment to each Piedmont shareholder as part of the Merger Consideration.

The Merger Agreement further provides that a termination fee of $10,690,000 will be payable by Piedmont in the event of a termination of the Merger Agreement under certain limited circumstances, including a change of the Piedmont board’s recommendation in favor of the Merger and the Piedmont board’s termination of the Merger Agreement in connection with a superior proposal. The termination fee would also be payable in certain circumstances following Piedmont’s receipt of a bona fide acquisition proposal and Piedmont’s entry into or consummation of a transaction with respect to an acquisition proposal within 12 months after the date of termination of the Merger Agreement if the Merger Agreement has been terminated because (i) the Piedmont Shareholder Approval was not obtained at the Piedmont shareholder meeting; (ii) the Merger has not been consummated by August 31, 2025 as a result of the failure to obtain the Piedmont Shareholder Approval when all other conditions were satisfied or capable of being satisfied; or (iii) Piedmont’s willful breach of the Merger Agreement.

Important Statement Regarding Merger Agreement

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding United or Piedmont, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding United, Piedmont, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a prospectus of United and a proxy statement of Piedmont, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that United makes with the Securities and Exchange Commission (“SEC”).

Item 8.01	Other Events

Concurrently with the execution of the Merger Agreement, each of Piedmont’s and The Piedmont Bank’s directors entered into a Support Agreement (each, a “Support Agreement”) with United, pursuant to which the directors, in their capacity as shareholders of Piedmont, have agreed, among other things, to vote their shares of Piedmont Common Stock at Piedmont’s shareholder meeting in favor of approval of the Merger Agreement and the Merger. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached hereto as Exhibit B to the Merger Agreement attached as Exhibit 2.1 and is incorporated herein by reference.

On May 10, 2024, United and Piedmont issued a joint press release and United provided an investor presentation to interested parties concerning the acquisition of Piedmont. Copies of the press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2 and are being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1  Agreement and Plan of Merger, dated as of May 9, 2024, by and between United Bankshares, Inc. and Piedmont Bancorp, Inc. (Disclosure schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). United agrees to furnish a supplemental copy of such schedules upon request of the SEC).

99.1 Joint Press Release, dated May 10, 2024 issued by United Bankshares, Inc. and Piedmont Bancorp, Inc.

99.2 Investor Presentation, dated May 10, 2024 issued by United Bankshares, Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Form 8-K, the joint press release and investor presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the Merger between Piedmont and United, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Piedmont’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Piedmont and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Piedmont. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Piedmont may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; (5) the shareholders of Piedmont may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Piedmont are engaged; (7) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of United’s business operations following the

Merger; (8) competitive pressures on product pricing and services; (9) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (10) disruption from the Merger making it more difficult to maintain relationships with employees, customers or other parties with whom United and Piedmont have business relationships; (11) diversion of management time on Merger-related issues; (12) risks relating to the potential dilutive effect of the shares of United common stock to be issued in the Merger; (13) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction; (14) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (15) the outcome of any legal proceedings that may be instituted against United or Piedmont; (16) general competitive, economic, political and market conditions and other factors that may affect future results of United and Piedmont, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (17) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (18) volatility and disruptions in global capital and credit markets; and (19) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

United and Piedmont caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Piedmont or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Piedmont do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

Shareholders of United and Piedmont and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the SEC in connection with the proposed Merger because it will contain important information about United, Piedmont, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. The Merger will be submitted to Piedmont’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in favor of the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Financials” and then under the heading “SEC Filings”. You are urged to read the proxy statement/prospectus carefully, once it becomes available, before making a decision concerning the Merger.

Participants in the Transactions

United, Piedmont and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Piedmont’s shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Piedmont’s shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2023 and in its definitive proxy statement filed with the SEC on April 2, 2024.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 10, 2024	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice President and Chief Financial Officer